SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 5, 2003
                                                           ------------



                                EATON VANCE CORP.
                                -----------------
             (Exact name of registrant as specified in its charter)



         Maryland                          1-8100                 04-2718215
----------------------------      ------------------------   -------------------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                                  02109
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: (617)482-8260
                                                            -------------


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                       INFORMATION INCLUDED IN THE REPORT



ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

          Registrant has entered into a definitive agreement to acquire 80% of the equity of Parametric Portfolio Associates as described in Registrant's news release dated June 5, 2003, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits

          Exhibit No.           Document
          -----------           --------

          99.1                  Press release issued by the Registrant dated
                                June 5, 2003


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: June 5, 2003              /s/ William M. Steul
      ------------              ---------------------------------------------
                                William M. Steul, Chief Financial Officer


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                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this report:


Exhibit No.             Description
-----------             -----------

99.1                    Copy of registrant's news release dated June 5, 2003.


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                                                                    Exhibit 99.1

-------------------------------------------
NEWS RELEASE
        EATON VANCE CORP.
        The Eaton Vance Building
        255 State Street, Boston, MA  02109
        (617) 598-8036
        Contact: Meg Pier
-------------------------------------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

     EATON VANCE TO ACQUIRE 80% INTEREST IN PARAMETRIC PORTFOLIO ASSOCIATES

STRATEGIC EXPANSION OF EATON VANCE'S TAX-MANAGED AND SEPARATE ACCOUNT BUSINESSES

BOSTON, MA, JUNE 5, 2003--Eaton Vance Corp. (EV), a Boston-based investment management firm with $62 billion in assets under management, today announced the signing of a definitive agreement to acquire 80 percent of the stock of Parametric Portfolio Associates.

Parametric is a leading investment management firm based in Seattle, Washington, with $4.7 billion in assets under management. The company's primary business is managing separate accounts for high net-worth investors, using proprietary systems to customize client portfolios, control risk, and minimize taxes.

"This is an important strategic acquisition for Eaton Vance. It enhances and diversifies our leadership position in tax-managed investing, and it significantly increases our presence and potential in the market for separately managed accounts," said James B. Hawkes, Chairman and CEO of Eaton Vance Corp. "We believe that Parametric's reputation as a leader in customized portfolio technology, its strong investment performance record, and its key business relationships, when combined with Eaton Vance's powerful distribution system and other resources, create a unique potential for growth. With an emphasis on managing portfolios for after-tax returns, Parametric shares Eaton Vance's commitment to serving the distinct investment needs of taxpayers ."

The acquisition agreement provides that Eaton Vance will acquire 80 percent of Parametric's stock for $28 million in cash. Shareholders of the remaining 20 percent, consisting of Parametric's current investors and key executives, will have annual rights beginning in 2006 to sell their shares to Eaton Vance, and Eaton Vance will also have certain rights to purchase such shares, over an eight-year period at prices based on a multiple of Parametric's prior year's earnings before interest and taxes. Eaton Vance does not expect the transaction to result in dilution of its earnings per share for its current fiscal year ending October 31, 2003, and expects the transaction to add to earnings per share in future years. The Board of Directors of Eaton Vance Corp. and Parametric's shareholders have approved the acquisition agreement. The transaction is expected to close in August.

Parametric offers two principal products: actively-managed core investment portfolios which seek to outperform, on an after-tax basis, client-specified benchmarks (ATIndex(TM)), and overlay portfolio management for multi-manager or multi-style accounts (Integrated Separate Account Management - ISAM(TM)). Its clients include family offices, high net worth investors, leading financial


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intermediaries,   and  some  of  the   nation's   largest   financial   services
organizations. Parametric's proprietary investment technology that manages risk, tax, and other variables is highly scalable, allowing separate accounts to be managed and customized on a mass basis through financial intermediaries for single manager or multi-manager/style offerings. Parametric participates in a variety of traditional managed account programs and has been selected to provide its ISAM services to a number of prominent managed account sponsors, including SEI, Morgan Keegan, and Lockwood.

Parametric  was  founded  in 1987 and is led by Chief  Executive  Officer  Brian
Langstraat and Chief Investment Officer David M. Stein. The firm is owned through a holding company whose shareholders include Orca Bay Partners, a Seattle-based private equity firm, and by Parametric's senior management and other key employees. Following the acquisition, Parametric will become a subsidiary of Eaton Vance and will operate as a distinct and autonomous business unit headquartered in Seattle. All members of Parametric's management team will continue in their current capacities and sign long-term employment contracts, and all employees will become shareholders of Eaton Vance.

"We are excited about combining our capabilities with those of Eaton Vance," said Brian Langstraat. "Our shared focus on taxpaying investors and separately managed accounts will lead to further innovation and opportunities for both firms. In addition, Eaton Vance's resources and its commitment to maintain the operational autonomy of Parametric make this affiliation attractive to our clients and employees, both present and future."

Mr. Hawkes noted, "The separately managed account industry is growing as private investors demand customized financial planning and investment tools. A recent Money Management Institute/Financial Research Corporation report projects that broker/dealer managed account programs, which totaled approximately 2.04 million accounts and $398 billion in assets at year-end 2002, will grow to 5.3 million accounts and $930 billion in assets by 2006. In this environment, Parametric's proprietary systems and value-added products are a strategic complement to Eaton Vance's overall business, both in terms of its focus on taxpaying high-net-worth clients and its participation in the rapidly growing managed account business. This transaction builds on Eaton Vance's already strong commitment to offering a comprehensive managed account capability."

In 2001, Eaton Vance acquired majority interests in Atlanta Capital Management Company, LLC and Fox Asset Management LLC, both of which have a focus on the separately managed account business. Atlanta Capital has particular expertise in the management of large-cap growth equities, fixed-income assets, and small-cap equity products. Fox has expertise in traditional value investing, as well as fixed-income and balanced portfolios. Eaton Vance also provides an array of investment products for the separate account market. In total, Eaton Vance and its affiliates have more than $11.0 billion in institutional, high-net-worth and retail managed accounts and participate in over 40 broker/dealer managed account programs.

UBS Warburg acted as financial advisor to Eaton Vance in connection with this transaction. Berkshire Capital Corporation acted as financial advisor to Parametric. Eaton Vance is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward looking statements." Eaton Vance's actual future results may differ significantly from those stated in any forward looking statements, depending upon factors discussed in Eaton Vance's Annual Report or Form 10-K for the fiscal year ended October 31, 2002, and its Quarterly Reports on Form 10-Q, including market and other economic conditions.


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